Exhibit 10.1

EXECUTION COPY

AMENDMENT TO FIRST AMENDMENT AND ACKNOWLEDGEMENT

This AMENDMENT TO FIRST AMENDMENT AND ACKNOWLEDGEMENT (this “Amendment”), dated as of May 13, 2015, is entered into among APOLLO Medical Holdings, Inc., a Delaware corporation (“Company”), and NNA of Nevada, Inc., a Nevada corporation (“Purchaser”).

RECITALS

A. Reference is made to the First Amendment and Acknowledgement (the “First Amendment”), dated as of February 6, 2015, made with respect to the Investment Agreement, dated as of March 28, 2014, between the Company and the Purchaser and certain other documents related thereto. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the First Amendment.

B. The Company is required to complete the Company Sale by May 29, 2015 pursuant to the terms of the First Amendment.

C. The Company has requested an extension for completing the Company Sale until June 12, 2015, and the Purchaser has agreed to provide such extension.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the Company and the Purchaser hereby agree that the Company will have until June 12, 2015 to complete the Company Sale, and the definition of Company Sale is hereby amended to account for such date.

The Company and the Purchaser further agree that the second paragraph of Article VI of the First Amendment is hereby amended, superseded and restated to read in full as follows:

In addition to the foregoing, the Company agrees to deliver to Purchaser, within two (2) Business Days following filing with the Commission, any registration statement (together with any related prospectus or prospectus supplement) filed on or after May 12, 2015 in connection with the Company Sale, including any amendments and supplements to any such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

The Company hereby confirms and agrees that, after giving effect to this Amendment, the Registration Rights Agreement, the Investment Agreement, the Warrants, the Convertible Note and the other Transaction Documents remain in full force and effect and enforceable against the Company in accordance with its respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, other than as amended by this Amendment, and the amendment contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, any rights of the Purchaser in any of the Transaction Documents, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect. The Company represents and warrants to Purchaser that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Investment Agreement or the other Transaction Documents, or if the Company has any such claims, counterclaims, offsets, or defenses to the Investment Agreement or any other Transaction Document the same are hereby waived, relinquished, and released in consideration of the execution of this Amendment.

This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

Company:

APOLLO medical holdings, inc.

By: /s/ Warren Hosseinion

Name: Warren Hosseinion

Title: CEO

Purchaser:

NNA OF NEVADA, INC.

By: /s/ Mark Fawcett

Name: Mark Fawcett

Title: Senior Vice President & Treasurer